Exhibit 4.1

RIGHTS CERTIFICATE #: NUMBER OF RIGHTS: THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED __________ __, 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST PHOENIX ADVISORS, THE INFORMATION AGENT. ROYAL HAWAIIAN ORCHARDS, L.P. Organized under the laws of the State of Delaware NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Non-Transferable Subscription Rights to Purchase Depositary Units Representing Class A Units of Limited Partnership Interests Subscription Price: $____ per Depositary Unit THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME ON __________ __, 2013 REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above, each of which entitles the owner to subscribe for and purchase 0.4 Depositary Units (the “Basic Subscription Right”), representing Class A units of limited partnership interests in Royal Hawaiian Orchards, L.P., a master limited partnership organized under the laws of Delaware, at a subscription price of $_____ per each whole Depositary Unit, pursuant to a Rights Offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and in the “Instructions as to the Exercise of Rights” included in this mailing. If any Depositary Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Depositary Units), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Depositary Units pursuant to the terms and conditions of the Rights Offering, subject to proration and allocation, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Rights Certificate may be exercised by duly completing Step 1 and any other appropriate steps on the reverse side hereof and by returning the full payment of the subscription price for each Depositary Unit in accordance with the “Instructions as to Exercise of Rights” that accompany this Rights Certificate. This Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Sample Corporation and the signatures of its duly authorized officers. Dated: President and Chief Executive Officer of Chief Accounting Officer of Royal Hawaiian Resources, Inc., Royal Hawaiian Resources, Inc., General Partner General Partner

FOR INSTRUCTIONS RELATING TO THE EXERCISE OF THE ROYAL HAWAIIAN ORCHARDS, L.P. RIGHTS CERTIFICATES, CONSULT AST PHOENIX ADVISORS, THE INFORMATION AGENT, AT (866) 828-6929. EXERCISE OF RIGHTS PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. STEP 1: EXERCISE OF BASIC SUBSCRIPTION RIGHTS To subscribe for Depositary Units pursuant to your Basic Subscription Right, please complete lines (a) and (c). If you have subscribed for all of your Basis Subscription Rights and wish to subscribe for more Depositary Units than you are entitled to under the Basic Subscription Right, please complete line (b) as well. (a) EXERCISE OF BASIC SUBSCRIPTION RIGHT: I exercise _____________ Rights x 0.4 = (number of Rights) (ratio) (number of new Depositary Units, rounded down)* I will pay for _________ Depositary Units at $ = $_________ (number of new (subscription (amount Depositary Units, price) enclosed) rounded down) (b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE If you fully exercise your Basic Subscription Right and wish to subscribe for additional Depositary Units, you may exercise your Over-Subscription Privilege by completing line (b) below. There is no limit on the number of Depositary Units you may subscribe for pursuant to the Over- Subscription Privilege, but exercise of your Over-Subscription Privilege is subject to limitation and allocation as described in the Prospectus and the enclosed instructions. To the extent you subscribe for more Depositary Units than you are allocated under the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Depositary Units allocated to you under the Over-Subscription Privilege. I apply for _____________ x $ = $______________** (number of whole (subscription price per (additional amount enclosed) Depositary Units) Depositary Unit) (c) TOTAL AMOUNT OF PAYMENT ENCLOSED Total Amount of Payment Enclosed: Basic Subscription Right Over-Subscription Privilege (sum of Basic Subscription Right and Over-Subscription Privilege amounts) METHOD OF PAYMENT (CHECK ONE) Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.” Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account #530-354616, American Stock Transfer FBO Royal Hawaiian Orchards, L.P., with reference to the Rights Holder’s name. __________________________ * For example, if you have 39 Rights, you would be entitled to 15.6 Depositary Units, but you would only be entitled to receive 15 Depositary Units, since all fractions are rounded down to the nearest whole number of Depositary Units. The portion of your subscription price allocable to the 0.6 Depositary Units, or $____, will be returned to you. ** If you are allocated fewer Depositary Units pursuant to the Over-Subscription Privilege than you have subscribed for, the excess subscription price will be returned to you following completion of the Rights Offering. STEP 2: DELIVERY TO DIFFERENT ADDRESS OR ISSUANCE IN DIFFERENT NAME If you wish the Depositary Units for which you have subscribed, and, with respect to Depositary Units for which you have subscribed pursuant to the Over-Subscription Privilege, that have been allocated to you, to be delivered to an address, or issued in a name, different from that shown on the face of this Rights Certificate, please enter the alternate address or name below, sign under Step 3 and have your signature guaranteed under Step 4. Alternate Address Address to which Depositary Units are to be sent: Alternate Name Name in which Depositary Units are to be issued: Social Security Number: STEP 3: SIGNATURE I acknowledge that I have received the Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of Depositary Units indicated above, all on the terms and conditions specified in the Prospectus. Signature of Subscriber Print Name: Address: Telephone No.: Date: Signature of Subscriber Print Name: Address: Telephone No.: Date: IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions. Name(s): Capacity (Full Title): STEP 4: SIGNATURE GUARANTEE This step must be completed if you have completed any portion of Step 2. Signature Guaranteed: (Name of Bank or Firm) By: (Signature of Officer) IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15. STEP 5: DELIVERY OF EXERCISE OF RIGHTS FORM Delivery by first class mail, by overnight courier or by hand delivery of this completed Exercise of Rights form, signed and with any signatures required to be guaranteed so guaranteed, accompanied by payment in full for the Depositary Units subscribed for, must be received by the Expiration Date, unless extended, at the following address: American Stock Transfer & Trust Company, LLC Operations Center Attention: Reorganization Department 6201 Fifteenth Avenue Brooklyn, New York 11219 Delivery other than to the address listed above will not constitute valid delivery.